CREDIT AGREEMENT

THIS CREDIT AGREEMENT(this "Agreement") is made and delivered effective as of the 26th day of April, 1999 (the "Effective Date"), by and between SPORT SUPPLY GROUP, INC., a Delaware corporation ("Borrower"), and COMERICA BANK - TEXAS, a Texas banking association ("Bank").

                               RECITALS

A. Borrower desires to obtain certain credit facilities from the Bank, and the Bank is willing to provide such credit facilities to and in favor of Borrower.

B. Such credit facilities are subject to the terms and conditions set forth herein and in every other Loan Document.

                               AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrower and Bank agree as follows:

SECTION 1.     DEFINITIONS

1.1 Defined Terms. The terms as used in this Agreement shall have the meanings assigned to such terms in the Defined Terms Addendum.

1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be determined and construed in accordance with GAAP.

1.3 Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

SECTION 2.     TERMS, CONDITIONS AND PROCEDURES FOR BORROWING

Subject to the terms, conditions and procedures of this Agreement and each other Loan Document including, but not limited to, the terms, conditions and procedures set forth in the Defined Terms Addendum and Loan Terms, Conditions and Procedures Addendum, Bank agrees to make credit available to the Borrower on such dates and in such amounts as the Borrower shall request from time to time or as may otherwise be agreed to by Borrower and Bank.

SECTION 3.     REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, and so long as Bank shall have any commitment or obligation to make any Loans, issue any Letters of Credit or effect any Foreign Exchange Transaction hereunder, and so long as any Indebtedness remains unpaid and outstanding under any Loan Document, as follows:

3.1 Authority. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and authorized to do business in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

3.2 Due Authorization. Each Borrower Party has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party or is otherwise bound, all of which have been duly authorized by all necessary action, and are not in contravention of law or the terms of any Borrower Party's organizational or other governing documents.

3.3 Title to Property. Each Borrower Party has good title to all property and assets purported to be owned by it, including those assets identified on the Financial Statements most recently delivered by Borrower to Bank.

3.4 Encumbrances. There are no security interests or other Liens or encumbrances on, and no financing statements on file with respect to, any of the property or assets of any Borrower Party, except for Permitted Encumbrances.

3.5  Subsidiaries.  Borrower has no Subsidiaries, except as set forth in
Schedule 3.5 which Schedule sets forth the percentage of ownership of Borrower in each such Subsidiary as of the date of this Agreement.

3.6 Taxes. Each Borrower Party has filed, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed, or has obtained extensions for filing such tax returns, and is not delinquent in filing such returns in accordance with such extensions, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively and diligently contested in good faith by appropriate proceedings, and if requested by Bank have been bonded or reserved in an amount and manner satisfactory to Bank.

3.7 No-Defaults. There exists no default (or event which, with the giving of notice or passage of time, or both, would result in a default) under the provisions of any instrument or agreement evidencing, governing, securing or otherwise relating to any Debt of any Borrower Party or pertaining to any of the Permitted Encumbrances, which, if the same remained uncured for any applicable cure period, would entitle the holder of any such Debt to accelerate the maturity thereof or would otherwise have a Material Adverse Effect.

3.8 Enforceability of Agreement and Loan Documents. Each Loan Document has been duly executed and delivered by duly authorized officer(s) or other representative(s) of each Borrower Party, and constitutes the valid and binding obligations of each Borrower Party, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally at the time in effect.

3.9 Non-contravention. The execution, delivery and performance by each Borrower Party of the Loan Documents to which such Borrower Party is a party or otherwise bound, are not in contravention of the terms of any indenture, agreement or undertaking to which any such Borrower Party is a party or by which it is bound, except to the extent that such terms have been waived or that failure to comply with any such terms would not have a Material Adverse Effect.

3.10 Actions, Suits, Litigation or Proceedings. Except as otherwise disclosed in the Annual Report of Borrower, Form 10-K, filed as of November 25, 1998, with the Securities and Exchange Commission, there are no actions, suits, litigation or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any Governmental Authority, pending, or, to the best knowledge of Borrower, threatened against or affecting any Borrower Party, which, if adversely determined, could materially impair the right of any Borrower Party to carry on its business substantially as now conducted or could have a Material Adverse Effect. To Borrower's knowledge no Borrower Party is under investigation by, or is operating under any restrictions imposed by, any Governmental Authority.

3.11 Compliance with Laws. Each Borrower Party has complied with all Governmental Requirements, including, without limitation, Environmental Laws, to the extent that failure to so comply could have a Material Adverse Effect.


3.12 Consents, Approvals and Filings, Etc. Except as have been previously obtained or as otherwise expressly provided in this Agreement, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any Governmental Authority and no material authorization, consent or approval from any other Person, is required in connection with the execution, delivery and performance by each Borrower Party of any Loan Document to which it is a party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Borrower, any threatened attack, in any material respect, by appeal, direct proceeding or otherwise.

3.13 Contracts, Agreements and Leases. To Borrower's knowledge, no Borrower Party is in default (beyond any applicable period of grace or cure) in complying with any provision of any material contract, agreement, indenture, lease or instrument to which it is a party or by which it or any of its properties or assets are bound. To Borrower's knowledge, each such contract, commitment, undertaking, agreement, indenture and instrument is in full force and effect and is valid and legally binding.

3.14 ERISA. Except as shown on Schedule 3.14, no Borrower Party maintains or contributes to any employee benefit plan subject to Title IV of ERISA. Furthermore, no Borrower Party has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by such Borrower Party, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

3.15 No Investment Company. No Borrower Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is any Borrower Party "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.16 No Margin Stock. No Borrower Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or made available by any Borrower Party in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of said Board of Governors or any regulations substituted therefor, as are from time to time in effect, are used in this Section with such meanings, and these representations and warranties shall be immediately effective.

3.17 Environmental Representations.

(a) To Borrower's knowledge, no Borrower Party has received any notice of any violation of any Environmental Law(s) which, either singularly or in the aggregate, could have a Material Adverse Effect; and no Borrower
Party is a party to any litigation or administrative proceeding, nor, so far as is known by Borrower, is any litigation or administrative proceeding threatened against any Borrower Party which, in any case,
(i) asserts or alleges that any Borrower Party violated any Environmental Law(s), (ii) asserts or alleges that any Borrower Party is required to clean up, remove or take any other remedial or response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials, or (iii) asserts or alleges that any Borrower Party is required to pay all or a portion of any past, present or future clean-up, removal or other remedial or response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials by any Borrower Party, and which, either singularly or in the aggregate, could have a Material Adverse Effect.

(b) To Borrower's knowledge, there are no conditions existing currently which could subject any Borrower Party to damages, penalties, injunctive relief or clean-up costs under any applicable Environmental Law(s), or which require, or are likely to require, clean-up, removal, remedial action or other response pursuant to any applicable Environmental Law(s) by any Borrower Party, and which, in any case, either singularly or in aggregate, could have a Material Adverse Effect.


(c) To Borrower's knowledge, no Borrower Party is subject to any judgment, decree, order or citation related to or arising out of any applicable Environmental Law(s), which, either singularly or in the aggregate, could have a Material Adverse Effect; and, to Borrower's knowledge, no Borrower Party has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any applicable Environmental Law(s), except as disclosed in Schedule 3.17, and, in the event that any such matters are disclosed in said Schedule 3.17 they will not, either singularly or in the aggregate, have a Material Adverse Effect.

(d) Each Borrower Party has all permits, licenses and approvals required under applicable Environmental Laws, where the failure to so obtain or maintain any such permits, licenses or approvals could have a Material Adverse Effect.

3.18 Accuracy of Information. The annual audited Financial Statements previously furnished to Bank have been prepared in accordance with GAAP and fairly present the financial condition of Borrower and, as applicable, the consolidated financial condition of Borrower and such other Person(s) as such Financial Statements purport to present, and the results of their respective operations as of the dates and for the periods covered thereby; and since the date(s) of said Financial Statements, there has been no material adverse change in the financial condition of Borrower or any other Person covered by such Financial Statements. No Borrower Party has any material contingent obligations, liabilities for taxes, long-term leases or long-term commitments not disclosed by, or reserved against in, such Financial Statements. Each Borrower Party is solvent, able to pay its respective debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Borrower Party will be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance any Loan Document to which it is a party or by which it is otherwise bound.

3.19 Equity Ownership. Set forth on the Annual Report of Borrower, Form 10-K, filed as of November 25, 1998, with the Securities and Exchange Commission is a schedule describing all classes of authorized capital stock of Borrower and the number of shares of each such class issued and outstanding, held by Borrower as treasury stock or available for issuance under any employee benefit plans or stock option plans. Except as set forth on the Annual Report of Borrower, Form 10-K, filed as of November 25, 1998, with the Securities and Exchange Commission no shares of capital stock or other voting securities of Borrower are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable and not subject to pre-emptive rights. Except as set forth on the Annual Report of Borrower, Form 10-K, filed as of November 25, 1998, with the Securities and Exchange Commission there are no bonds, debentures, notes or other indebtedness of Borrower having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Borrower may vote. Except as set forth on the Annual Report of Borrower, Form 10-K, filed as of November 25, 1998, with the Securities and Exchange Commission there are no outstanding securities, options (other than employee stock options previously disclosed to Bank), warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower or any Subsidiary is a party or by which such entity is bound, obligating Borrower or any Subsidiary to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of any class of securities or other ownership interests of Borrower or any Subsidiary.

SECTION 4.     AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as Bank is committed to make any Loan, issue any Letter of Credit or effect any Foreign Exchange Transaction under this Agreement, and until all instruments and agreements evidencing any Loan which is payable on demand or which conditions advances upon the Bank's discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will, and, as applicable, it will cause each Borrower Party within its control or under common control to:

4.1 Preservation of Existence, Etc. Preserve and maintain its existence and except where the failure to do any of the following would not have a Material Adverse Effect, preserve and maintain such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties, continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

4.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, those Financial Statements to be delivered to Bank pursuant Section 4.3 hereof) prepared in accordance with GAAP; and permit Bank, or its representatives, at reasonable times and intervals, at Borrower's cost and expense, upon reasonable prior notice, to visit any office of a Borrower Party, discuss its financial matters with its officers, employees and independent certified public accountants, and by this provision, Borrower authorizes such officers, employees and accountants to discuss the finances and affairs of any Borrower Party and to examine any of its books and other corporate records.

4.3 Reporting Requirements. Furnish to Bank, or cause to be furnished to Bank, the following:
(a) as soon as possible, and in any event within three (3) Business Days after becoming aware of the occurrence or existence of each Default or Event of Default hereunder or any material adverse change in the financial condition of any Borrower Party, a written statement of the chief financial officer of Borrower (or in his or her absence, a responsible senior officer of Borrower), setting forth details of such Default, Event of Default or change, and the action which Borrower has taken, or has caused to be taken, or proposes to take, or to cause to be taken, with respect thereto;

(b)  as soon as available, and in any event within one hundred twenty
(120) days after and as of the end of each fiscal year of Borrower, audited Financial Statements of Borrower and such of the Borrower Parties as may be required by the Bank, consolidated, as applicable, including a balance sheet, income statement and statement of cash flows, for and as of such fiscal year then ending, with comparative numbers for the preceding fiscal year, and such other comments and financial details as are usually included in similar reports. Such audited Financial Statements shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by Borrower and approved by Bank and shall contain opinions, which opinions shall not be "going concern" opinions, as to the fairness of the statements therein contained.

(c) as soon as available, and in any event within thirty (30) days after and as of the end of each calendar month, including the last such reporting period of each of Borrower's fiscal years, unaudited Financial Statements of Borrower and such of the Borrower Parties as may be required by the Bank, consolidated, as applicable, for and as of such reporting period, including a balance sheet and income statement for and as of such reporting period then ending and for and as of that portion of the fiscal year then ending, with comparative numbers for the same period of the preceding fiscal year, in each case;

(d) upon request by Bank and as soon as available, and in any event within thirty (30) days after and as of the end of each calendar month, agings and reports of accounts receivable of Borrower and such of the Borrower Parties as may be required by the Bank, in form and detail satisfactory to Bank;

(e) upon request by Bank and as soon as available, and in any event within thirty (30) days after and as of the end of each calendar month, agings and reports of accounts payable of Borrower and such of the Borrower Parties as may be required by the Bank, in form and detail satisfactory to Bank;

(f) upon request by Bank and as soon as available, and in any event within thirty (30) days after and as of the end of each calendar month, a listing of Inventory of Borrower and such of the Borrower Parties as may be required by the Bank, in form and detail satisfactory to Bank;


(g) as soon as available, and in any event within fifteen (15) days after and as of the end of each calendar month, a stock status report of Inventory as is presently prepared by Borrower, and of agings and reports of both accounts receivable and accounts payable, in the form of Exhibit F attached to this Agreement;

(h) within forty-five (45) days after and as of the end of each of the first three (3) fiscal quarters of each year and together with the annual Financial Statements to be delivered to Bank pursuant to subsection (b) above, a Compliance Certificate certified as being true and correct by the chief financial officer or other officer acceptable to Bank of Borrower and, as applicable, each Borrower Party;
(i) at any time that a Borrowing Base Limitation is in effect, within thirty (30) days after and as of the end of each calendar month, a Borrowing Base Certificate certified as being true and correct by the chief financial officer or other officer acceptable to Bank of Borrower and, as applicable, each Borrower Party;

(j) promptly upon receipt thereof, copies of all management letters and other substantive reports submitted to any Borrower Party by independent certified public accountants in connection with any annual audit of any such party;

(k) promptly after filing the same, copies of all documents filed with the Securities and Exchange Commission, including, without limitation, reports on Forms 10Q, 8K and 10K, and with any national securities exchange;

(l) promptly after filing the same, a copy of Borrower's annual federal income tax return; and

(m) promptly, and in form and detail satisfactory to Bank, such other information as Bank may request from time to time.

4.4 Financial Covenants. On a consolidated basis, Borrower and its Subsidiaries will maintain all financial covenants set forth in the Financial Covenants Addendum.

4.5 Inspections. Permit Bank, through its authorized attorneys, accountants and representatives, at Borrower's cost and expense, to examine each Borrower Party's books, accounts, records, ledgers and assets and properties of every kind and description, wherever located, at all reasonable times during normal business hours, upon oral or written request of Bank.

4.6 Further Assurances; Financing Statements. Furnish Bank, at Borrower's expense, upon Bank's request and in form satisfactory to Bank (and execute and deliver or cause to be executed and delivered), such additional pledges, assignments, mortgages, lien instruments or other security instruments, consents, acknowledgments, subordinations and financing statements covering any or all of the Collateral pledged, assigned, mortgaged or encumbered pursuant to any Loan Document, of every nature and description, whether now owned or hereafter acquired by Borrower or any other Person providing such Collateral, together with such other documents or instruments as Bank may require to effectuate more fully the purposes of any Loan Document.

4.7 Compliance with Leases. Comply with all terms and conditions of any leases covering any premises or property (real or personal) wherein any of the Collateral is or may be located, or covering any of the other material personal or real property now or hereafter owned, leased or otherwise used by any Borrower Party in the conduct of its business, and any Governmental Requirement, except where the failure to so comply would not have a Material Adverse Effect.


4.8 Indemnification. Indemnify, defend and save Bank harmless from any and all claims, losses, costs, damages, liabilities, obligations and expenses, including, without limitation, reasonable attorneys' fees, incurred by Bank by reason of any Default or Event of Default, in defending or protecting the Liens which secure or purport to secure all or any portion of the Indebtedness, whether existing under any Loan Document or otherwise or the priority thereof, or in enforcing the obligations of Borrower or any other Person under or pursuant to any Loan Document, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with the Collateral or any Loan Document, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM BANK'S OWN NEGLIGENCE, except and to the extent but only to the extent caused by Bank's gross negligence or willful misconduct.

4.9 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and/or performance by any Borrower Party of any Loan Document to which it is a party.

4.10 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including, without limitation, business interruption insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property subject to any Loan Document or property in which the Bank shall have a Lien of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrower (or other Person providing Collateral) and Bank, with mortgagee's clauses in favor of and satisfactory to Bank for all such policies, and such policies shall also provide that they may not be canceled or changed without thirty (30) days' prior written notice to Bank. Upon the request of Bank, all of said policies, or copies thereof, including all endorsements thereon and those required hereunder, shall be deposited with Bank.

4.11 Compliance with ERISA. In the event that any Borrower Party or any of its Subsidiaries maintain(s) or establish(es) a Pension Plan subject to ERISA, (a) comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated, including, but not limited to, the minimum funding requirements thereof;
(b) promptly notify Bank upon the occurrence of a "reportable event" or "prohibited transaction" within the meaning of ERISA, or that the PBGC or any Borrower Party has instituted or will institute proceedings to terminate any Pension Plan, together with a copy of any proposed notice of such event which may be required to be filed with the PBGC; and (c) furnish to Bank (or cause the plan administrator to furnish Bank) a copy of the annual return (including all schedules and attachments) for each Pension Plan covered by ERISA, and filed with the Internal Revenue Service by any Borrower Party not later than thirty (30) days after such report has been so filed.

4.12 Environmental Covenants.

(a) Comply with all applicable Environmental Laws, and maintain all permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a Material Adverse Effect.

(b) Promptly notify Bank, in writing, as soon as Borrower becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement incomplete, incorrect or inaccurate in any material respect as of any date; and promptly provide to Bank, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by any Borrower Party, or of any circumstance or condition which requires or may require, a financial contribution by any Borrower Party, or a clean-up, removal, remedial action or other response by or on behalf of any Borrower Party, under applicable Environmental Law(s), or which seeks damages or civil, criminal, or punitive penalties from any Borrower Party or any violation or alleged violation of Environmental Law(s).

(c) Borrower hereby agrees to indemnify, defend and hold Bank, and any of Bank's past, present and future officers, directors, shareholders, employees, representatives and consultants, harmless from any and all claims, losses, damages, suits, penalties, costs, liabilities, obligations and expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or arising out of any claim, loss or damage of any property, injuries to or death of any persons, contamination of or adverse effects on the environment, or other violation of any applicable Environmental Law(s), in any case, caused by any Borrower Party or in any way related to any property owned or operated by any Borrower Party or due to any acts of any Borrower Party or any of its officers, directors, shareholders, employees, consultants and/or representatives INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM BANK'S OWN NEGLIGENCE; provided, however, that the foregoing indemnification shall not be applicable, and Borrower shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Bank or any of its agents or employees.

4.13 Year 2000 Compliant. Perform all acts reasonably necessary to ensure that each Borrower Party become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of any Borrower Party's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this Section, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of each Borrower Party's compliance with the terms of this Section as Bank may from time to time require.

4.14 Collateral Audits. Permit Bank to conduct audits of any Borrower Party's Accounts and Inventory as often as Bank deems such audits to be desirable. Upon Bank's request, Borrower shall reimburse Bank for the reasonable costs and expenses expended by Bank in connection with such audits, such expenses not to exceed $5,000.00 per audit. Without limiting Bank's right to conduct more frequent audits, Bank acknowledges that it currently intends to conduct one (1) such audit during each 12 month period; provided however, so long as no Event of Default has occurred and is continuing, any additional audit conducted by Bank shall be at the sole cost and expense of Bank.

SECTION 5.     NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as Bank is committed to make any Loan, issue any Letter of Credit or effect any Foreign Exchange Transaction under this Agreement and until all instruments and agreements evidencing any Loan which is payable on demand or which conditions advances upon the Bank's discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will not, and it will not allow any Borrower Party within its control or under common control to, without the prior written consent of Bank:

5.1 Capital Structure, Business Objects or Purpose. Purchase, acquire or redeem any of its equity ownership interests in excess of the 2,000,000.00 shares of Borrower's common stock which Borrower's board of directors has authorized to be acquired by Borrower, or enter into any reorganization or recapitalization or reclassify its equity ownership interests, or make any material change in its capital structure or general business objects or purpose.

5.2 Mergers or Dispositions. Change its name, enter into any merger or consolidation, whether or not the surviving entity thereunder, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions); provided, however, Borrower may merge or consolidate with any Subsidiary of Borrower, so long as Borrower is the surviving entity thereunder.

5.3 Guaranties. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except:

(a)  guaranties in favor of and satisfactory to Bank;

(b) endorsements for deposit or collection in the ordinary course of business; and

(c) guaranties of Debt that are subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by Bank.

5.4  Debt.  Become or remain obligated for any Debt, except:

(a) Indebtedness and other Debt from time to time outstanding and owing to Bank;

(b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business;

(c) Debt subordinated to the prior payment in full of the Indebtedness pursuant to a subordination agreement in form and content satisfactory to Bank;

(d) Debt outstanding as of the date hereof more particularly described in Schedule 5.4 attached hereto; and

(e) Debt other than as contemplated in Section 5.4(a)-(d) above not exceeding $500,000 in the aggregate outstanding at any one time.

5.5 Encumbrances. Create, incur, assume or suffer to exist any Lien upon, or create, suffer or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances.

5.6 Acquisitions. Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, except (i) in a single transaction in which the aggregate consideration (not including the issuance of Borrower's capital stock) given by all Borrower Parties does not exceed $5,000,000; or (ii) up to four (4) transactions in each fiscal year in which the aggregate consideration given by all Borrower Parties does not exceed $15,000,000.

5.7 Dividends. Declare or pay dividends on, or make any other distribution (whether by reduction of capital or otherwise) in respect of any shares of its capital stock or other ownership interests except as permitted by Section 5.1.
5.8  Investments.  Make or allow to remain
outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans, advances or extensions of credit to, any Person, other than:

(a) Borrower's current ownership interests in those Subsidiaries of Borrower identified on Schedule 3.5 attached hereto;

(b) any investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by Bank, maintained consistent with Borrower's or such Subsidiary's business practices prior to the date hereof; provided, that no such investment shall mature more than ninety (90) days after the date when made or the issuance thereof; and

(c)  investments permitted under Section 5.6.

5.9 Transactions with Affiliates. Enter into any transaction with any of their stockholders, officers, employees, partners or any of their Affiliates, except, subject to the terms hereof, transactions in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.


5.10 Defaults on Other Obligations. Fail to perform, observe or comply duly with any covenant, agreement or other obligation to be performed, observed or complied with by any Borrower Party, subject to any grace periods provided therein, which failure could have a Material Adverse Effect.

5.11 Prepayment of Debt. Prepay any Debt (or take any actions which impose an obligation to prepay), except, subject to the terms hereof or thereof, Indebtedness or other Debt payable to Bank.

5.12 Pension Plans. Except in compliance with this Agreement, enter into, maintain, or make contribution to, directly or indirectly, any Pension Plan that is subject to ERISA.

5.13 Subordinate Indebtedness. Subordinate any indebtedness due to it from any Person to indebtedness of other creditors of such Person.

5.14 No Further Negative Pledges. Enter into or become subject to any agreement (other than this Agreement or the Loan Documents) (a) prohibiting the guaranteeing by any Borrower Party of any obligations,
(b) prohibiting the creation or assumption of any Lien upon the properties or assets of any Borrower Party, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

5.15 Accounts Receivable. Sell or assign any Account, account receivable, note or trade acceptance, except to the Bank.

5.16 Capital Expenditures. Acquire or expend for, or commit to acquire or expend for, capital assets by lease (including any Capitalized Lease Obligations), purchase or otherwise in an aggregate amount that exceeds $1,000,000.00 in any fiscal year, except for capital expenditures anticipated to be expended during fiscal year 1999 by Borrower Parties to upgrade their computer systems (which expenditures shall not be counted against the $1,000,000 cap).

SECTION 6.     EVENTS OF DEFAULT
6.1  Events of Default.  The occurrence or
existence of any of the following conditions or events shall constitute an "Event of Default" hereunder:

(a) upon non-payment of any principal, interest or other sums due under the terms of this Agreement or under any Note(s), or under any other instrument or evidence of Indebtedness, whether under this Agreement, any Note(s), or otherwise, in any case, when due in accordance with the terms hereof or thereof and the continuation of such non-payment for a period of five (5) days; or if any Guarantor shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of any such Guarantor to Bank;

(b) default in the observance or performance of any of the other conditions, covenants or agreements of Borrower set forth in this Agreement and the continuation of such default for a period of twenty
(20) days following receipt of written notice thereof;

(c) any representation or warranty made by any Borrower Party in any Loan Document shall be untrue or incorrect in any material respect and the continuation of the breach of such representation or warranty for a period of twenty (20) days following receipt of written notice thereof;

(d) any default or event of default, as the case may be, in the observance or performance of any of the conditions, covenants or agreements of any Borrower Party set forth in any Loan Document and continuation thereof for a period of twenty (20) days following written notice thereof;

(e) any default by any Borrower Party, in the payment of any Debt (other than Debt owing to Bank), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto and, in each such case, continuation thereof beyond any applicable grace or cure period;

(f) the rendering of one or more judgments or decrees for the payment of money, against any Borrower Party which is not covered by insurance, and such judgment(s) or decree(s) shall remain unvacated, unbonded or unstayed, by appeal or otherwise, for a period of sixty (60) consecutive days after the date of entry;

(g) if there shall be any change in the management (including, without limitation, the executive management) or control of Borrower, whether by reason of incapacity, death, resignation, termination or otherwise, which, in Bank's sole judgment, shall have a material adverse effect upon the future prospects for the successful operation by Borrower, of its businesses as conducted before such change, or its ability to pay and perform its liabilities and obligations under this Agreement, the Indebtedness, or the Loan Documents;

(h) the failure by any Borrower Party, to meet the minimum funding requirements under ERISA with respect to any Pension Plan established or maintained by it; the occurrence of any "reportable event", as defined in ERISA, which could constitute grounds for termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or any Borrower Party, as the case may be; or the institution of any proceedings by the PBGC to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan;

(i) if any Borrower Party, becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for any Borrower Party, or a substantial part of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator, conservator or other custodian is appointed for any Borrower Party, or for a substantial part of its property, and the same is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against any Borrower Party, and, if instituted against any Borrower Party, the same is consented to or acquiesced in by any such Borrower Party or otherwise remains undismissed for thirty (30) days; or any warrant of attachment is issued against any substantial part of the property of any Borrower Party, which is not released within thirty (30) days of service thereof; or

(j) if any Loan Document shall be terminated, revoked, or otherwise rendered void or unenforceable, in any case, without Bank's prior written consent.


6.2 Remedies Upon Event of Default. Upon the occurrence and at any time during the existence or continuance of any Event of Default, but without impairing or otherwise limiting the Bank's right to demand payment of all or any portion of the Indebtedness which is payable on demand, at Bank's option, Bank may give notice to Borrower declaring all or any portion of the Indebtedness remaining unpaid and outstanding, whether under the Notes or otherwise, to be due and payable in full without presentation, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, whereupon all such Indebtedness shall immediately become due and payable. Furthermore, upon the occurrence of a Default or Event of Default and at any time during the existence or continuance of any Default or Event of Default, but without impairing or otherwise limiting the right of Bank, if reserved under any Loan Document, to make or withhold financial accommodations at its discretion, to the extent not yet disbursed, any commitment by Bank to make any further loans to Borrower, issue any further Letters of Credit or effect any further Foreign Exchange Transactions for Borrower's account under this Agreement shall automatically terminate; provided, should such Default or Event of Default be cured to Bank's satisfaction, Bank may, but shall be under no obligation to, reinstate any such commitment by written notice to Borrower. Notwithstanding the foregoing, in the case of an Event of Default under Section 6.1(j), and notwithstanding the lack of any notice, demand or declaration by Bank, the entire Indebtedness remaining unpaid and outstanding shall become automatically due and payable in full, and any commitment by Bank to make any further loans to Borrower, issue any further Letters of Credit or effect any further Foreign Exchange Transactions for Borrower's account shall be automatically and immediately terminated, without any requirement of notice or demand by Bank upon Borrower, each of which are hereby expressly waived by Borrower. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Bank may otherwise have or which may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.

6.3 Setoff. In addition to any other rights or remedies of Bank under any Loan Document, by law or otherwise, upon the occurrence and during the continuance or existence of any Event of Default, Bank may, at any time and from time to time, without notice to Borrower (any requirements for such notice being expressly waived by Borrower), setoff and apply against any or all of the Indebtedness (whether or not then due), any or all deposits (general, time or demand, provisional or final) at any time held by Borrower and other indebtedness at any time owing by Bank to or for the credit or for the account of Borrower, and any property of Borrower, from time to time in possession or control of Bank, irrespective of whether or not Bank shall have made any demand hereunder or for payment of the Indebtedness and although such obligations may be contingent or unmatured, and regardless of whether any Collateral then held by Bank is adequate to cover the Indebtedness. The rights of Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Bank may otherwise have. Borrower hereby grants Bank a Lien on and security interest in all such deposits, indebtedness and other property as additional collateral for the payment and performance of the Indebtedness.

6.4 Waiver of Certain Laws. To the extent permitted by applicable law, Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or to any security interest or other Lien contemplated by or granted under or in connection with this Agreement or the Indebtedness.

6.5 Waiver of Defaults. No Default or Event of Default shall be waived by Bank except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Bank, and such waiver and shall be effective only for the specific time(s) and purpose(s) given. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Bank's rights. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of Bank in enforcing any of Bank's rights or remedies under any Loan Document shall constitute a waiver of any of its rights or remedies. Borrower expressly agrees that this Section may not be waived or modified by Bank by course of performance, estoppel or otherwise.

6.6 Receiver. Bank, in any action or suit to foreclose upon any of the Collateral, shall be entitled, without notice or consent, and completely without regard to the adequacy of any security for the Indebtedness, to the appointment of a receiver of the business and premises in question, and of the rents and profits derived therefrom. This appointment shall be in addition to any other rights, relief or remedies afforded Bank. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell, foreclose or complete foreclosure on Collateral for the benefit of Bank, pursuant to provisions of applicable law.

6.7 Discretionary Credit. To the extent any Loan Document authorizes the Bank, at its discretion, to make or to decline to make financial accommodations to the Borrower, nothing contained in this Agreement or any other Loan Document shall be construed to limit or impair such discretion or to commit or otherwise obligate the Bank to make any such financial accommodation.


6.8 Application of Proceeds of Collateral. Notwithstanding anything to the contrary set forth in any Loan Document, after an Event of Default, the proceeds of any of the Collateral, together with any offsets, voluntary payments, and any other sums received or collected in respect of the Indebtedness, may be applied in such order and manner as determined by Bank in its sole and absolute discretion.

SECTION 7.     MISCELLANEOUS

7.1 Accounting Principles. Except to the extent expressly stated to the contrary herein, where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for purposes of this Agreement, it shall be done in accordance with GAAP, and all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

7.2 Taxes and Fees. Unless otherwise prohibited by applicable law, should any tax (other than a tax based upon the net income of Bank) or recording or filing fee become payable in respect of any Loan Document, any of the Collateral, any of the Indebtedness or any amendment, modification or supplement hereof or thereof, Borrower agrees to pay such taxes (or reimburse Bank therefor promptly following demand for reimbursement), together with any interest or penalties thereon, and agrees to hold Bank harmless with respect thereto.

7.3 Governing Law. Each Loan Document shall be deemed to have been delivered in the State of Texas, and shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the Uniform Commercial Code, other personal property law or real property law of another jurisdiction where Collateral is located is applicable, and except to the extent expressed to the contrary in any Loan Document. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.4 Costs and Expenses. Borrower shall pay Bank, on demand, all costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by Bank in perfecting, revising, protecting or enforcing any of its rights or remedies against any Borrower Party or any Collateral, or otherwise incurred by Bank in connection with any Default or Event of Default or the enforcement of the Loan Documents or the Indebtedness. Following Bank's demand upon Borrower for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the Default Rate.

7.5 Notices. All notices and other communications provided for in any Loan Document (unless otherwise expressly stipulated therein) or contemplated thereby, given thereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary). If personally delivered, such notices shall be effective when delivered, and in the case of mailing or delivery by overnight courier, such notices shall be effective when placed in an envelope and deposited at a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier, postage prepaid, in each case addressed to the parties as set forth on the signature page of this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section. In the case of mailing, the mailing shall be by overnight courier or certified or first class mail. The giving of at least five (5) days' notice before Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Bank to give such five (5) days' notice, or any notice, if not specifically required to do so in this Agreement.

7.6 Further Action. Borrower, from time to time, upon written request of Bank, will promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and promptly take all such further action as may be reasonably required to carry out the intent and purpose of the Loan Documents, and to provide for the Loans thereunder and payment of the Notes, according to the intent and purpose therein expressed.

7.7 Successors and Assigns; Participation. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower, of any of its respective rights, duties or obligations hereunder, such assignments or transfers being expressly prohibited. Bank, however, may freely assign, whether by assignment, participation or otherwise, its rights and obligations hereunder, and is hereby authorized to disclose to any such assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding any Borrower Party or the Indebtedness. Notwithstanding the foregoing, Bank will not assign to any third party more than forty-nine percent (49%) of its interests in any of the Loans, Notes or obligations to Bank under the Loan Documents.

7.8 Indulgence. No delay or failure of Bank in exercising any right, power or privilege hereunder or under any of the Loan Documents shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege available to Bank. The rights and remedies of Bank hereunder are cumulative and are not exclusive of any rights or remedies of Bank.

7.9 Amendment and Waiver. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Borrower Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which given.

7.10 Severability. In case any one or more of the obligations of any Borrower Party under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower Party shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Borrower Party under any Loan Document in any other jurisdiction.

7.11 Headings and Construction of Terms. The headings of the various sub-Sections hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof. Where the context herein requires, the singular number shall include the plural, and any gender shall include any other gender.

7.12 Independence of Covenants. Each covenant hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Default or Event of Default.

7.13 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower Party made in any Loan Document, or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower Party in connection with any Loan Document, shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank or on Bank's behalf, and those
covenants and agreements of Borrower set forth in Sections 4.8   and
4.12 hereof (together with any other indemnities of Borrower contained elsewhere in any Loan Document) shall survive the termination of this Agreement and the repayment in full of the Indebtedness.

7.14 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Bank and Borrower, and shall remain effective until the Indebtedness under this Agreement and each of the Notes and the related Loan Documents shall have been repaid and discharged in full and no commitment to extend any credit hereunder (whether optional or obligatory) remains outstanding.

7.15 Complete Agreement; Conflicts. The Loan Documents contain the entire agreement of the parties thereto, and none of the parties shall be bound by anything not expressed in writing. In the event that and to the extent that any of the terms, conditions or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions or provisions of this Agreement, the applicable terms, conditions and provisions of this Agreement shall govern and control.

7.16 Exhibits and Addenda.  The following Addenda, Exhibits and
Schedules are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

Addenda:
Defined Terms Addendum
Financial Covenants Addendum
Loan Terms, Conditions and Procedures Addendum

Exhibits:
Exhibit A -    Form of Borrowing Base Certificate
Exhibit B -    Form of Compliance Certificate
Exhibit C -    Form of Request for Advance
Exhibit D -    Form of SAF Note
Exhibit E -    Description of Property
Exhibit F -    Form of Stock Status Report and Agings of Accounts
Receivable and Accounts Payable


Schedules:
Schedule 3.5   Subsidiaries
Schedule 3.14  Employee Benefit Plans
Schedule 3.17  Environmental Disclosures
Schedule 5.4   Debt
Schedule 5.5   Liens
Loan Terms Schedule 2.3 Debt to be Refinanced

7.17 Separate Loans. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, to the extent the loan agreement or promissory note which evidences a specified portion of the Indebtedness (herein referred to as a "Separate Loan"), or any security agreement, mortgage, deed of trust or other document which specifically secures such Separate Loan (collectively referred to as the "Separate Loan Documents"), expressly stipulates that the Separate Loan shall only be secured by specifically identified collateral or that the collateral described in the Separate Loan Documents shall not secure any Indebtedness other than the Separate Loan, the applicable provisions of the Separate Loan Documents shall control. Furthermore, to the extent any Separate Loan Document expressly stipulates that a default or event of default under the Loan Documents shall not, unless otherwise expressly stipulated in a Separate Loan Document, constitute a default or event of default with respect to the Separate Loan, the applicable provisions of the Separate Loan Documents shall control.

7.18 WAIVER OF JURY TRIAL. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

7.19 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Remainder of the Page
     Left Blank Intentionally


     Signature Page to Follow

WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK - TEXAS                   SPORT SUPPLY GROUP, INC.,
a Delaware corporation


By: /s/ Michael Kruse              By:  /s/ John P. Walker
    Michael Kruse                       John P. Walker
    Corporate Banking Officer           President

Address:  1601 Elm Street         Address:  1901 Diplomat Drive
          Dallas, Texas 75201               Farmers Branch, Texas  75234
          P.O. Box 650282                   Attn:  Mr. John P. Walker
          Dallas, Texas 75262-0282
          Attn:     T. Martin Brown